Exhibit 2.2

股权转让协议

Joint Venture Interest Transfer Agreement

本股权转让协议（以下简称“本协议”）由下列双方于2015年6月3日在中国山东省泰安市订立：

This Joint Venture Interest Transfer Agreement (the “Agreement”) is entered into by and between the following parties as of June 3, 2015 in Tai’an City, Shangdong Province:

转让方：美国WPCS 国际公司

Transferor: WPCS International Incorporated

地址: 521 Railroad Avenue, Suisun City, CA 加利福尼亚州, 94585, 美国

Registered Address: 521 Railroad Avenue, Suisun City, CA 94585,USA

法定代表人：Sebastian Giordano 职务：代理首席执行官

Legal Representative: Sebastian Giordano, Interim Chief Executive Officer

受让方：加拿大濠森海岸资金管理有限公司

Transferee: Halcyon Coast Investment (Canada) Ltd.

地址：2111 Ottawa Avenue, West Vancouver, BC Canada V7V 2S5

Registered Address: 2111 Ottawa Avenue, West Vancouver, BC Canada V7V 2S5

法定代表人：Hai Zheng 职务：总经理

Legal Representative: Hai Zheng, General Manager

以上公司单称时为“一方”，合称时为“双方”。

The parties hereto are individually referred to as "one party" and collectively referred to as "the parties".

鉴于，泰安阿吉斯管线工程有限公司(以下简称目标公司)是由转让方与泰安城市煤气设备安装有限责任公司共同持有的中外合作经营企业，其注册资本为220万美元，经营期限为21 年。

Whereas, Taian AGS Pipe Line Construction Co., Ltd. (hereinafter referred to as the "Target Company") is a Sino-foreign contractual joint venture jointly owned by the Transferor and Taian Urban Gas Equipment & lnstallation Co. Ltd., with registered capital of USD2,200,000 for a period of 21 years;

鉴于，转让方有意将其拥有的占目标公司60% 的股权（系转让方所持有的目标公司全部股权，以下简称目标股权）按本协议规定的条款和条件转让给受让方，受让方愿意按同样的条件受让目标股权。

Whereas, the Transferor intends to transfer 60% equity interests in the Target Company, which is theentire equity interests that the Transferor holds in the Target Company (hereinafter referred to as "Target Equity"), and the Transferee is willing to purchase the Target Equity, subject to the terms and conditions set forth herein,

故此，双方约定如下：

Therefore, the parties have reached the following agreements:

第一条 定义

Article One	Definition

1.1           目标股权：具有本协议序言部分第二段规定的含义。

Target Equity: Target Equity shall have the meaning prescribed in the second paragraph of the Preamble of the Agreement.

1

1.2           转让价款：具有本协议第2.2 条规定的含义。

Transfer Price: Transfer Price shall have the meaning prescribed in Section 2.2 of the Agreement.

1.3           生效日：具有本协议第7.1 条规定的含义。

Effective Date: Effective Date shall have the meaning prescribed in Section 7.1 of the Agreement.

1.4           审批机关：指中国山东省泰安市商务局

Approving Authority: Approving Authority shall mean the Bureau of Commerce of Tai’an, Shandong Province

第二条 标股权的转让

Article Two	Transfer of the Target Equity

2.1           转让方同意按本协议的条款和条件向受让方出售目标股权，受让方同意按本协议规定的条款和条件购买目标股权。

The Transferor agrees to sell and the Transferee agrees to buy the Target Equity on the terms and conditions set forth in the Agreement.

2.2           作为取得目标股权的对价，受让方将向转让方支付1,500,000美元价款（以下简称：“转让价款”）。

The Transferee shall pay the Transferor USD1,500,000 as consideration for acquiring the Target Equity (hereinafter referred to as "Transfer Price").

2.3           在交易完成后，受让方应有权从公司获得公司由于转让方对目标股权的所有权而欠转让方的截至交割日的所有未分配股息；但是，转让方对于该等股息不作任何陈述，并且转让方并无义务向受让方支付任何公司尚未支付的股息。

Following the consummation of the Transaction, Transferee shall be entitled to receive from the Company any and all undeclared dividends owed to Transferor by the Company as a result of Transferor’s ownership of the Interests as of the Closing Date; provided, however, that Transferor makes no representations as to such dividends, and Transferor shall have no obligation to make any payment to Transferee to the extent that such dividends remain unpaid by the Company.

第三条 付款安排

Article Three	Transfer Price Payment

3.1           转让价格将于审批机关批准合作企业股权转让且受让方收到之后颁发的批准证书之日付清。

The Transfer Price shall be paid in full after the Approving Authority approves the transfer of the joint venture interest and upon the receipt by the Transferee of the approval certificate subsequently issued.

3.2           在本协议签署后，双方应立即促使目标公司到审批机关办理转让目标股权的相应手续。

After this Agreement is executed, the Parties shall cause the Target Company to go through all required procedures and formalities with the Approving Authority.

2

3.3           在收到审批机关的批准后，双方应促使目标公司到有关的工商管理部门尽快完成股权变更的登记。

After receiving the approval from the Approving Authority, the Parties shall cause the Target Company to complete the joint venture interest transfer registration with the competent Administrative Bureau for Industry and Commerce as soon as possible.

3.4           双方在此确认，一且有关目标股权的转让己得到审批机关的批准，目标股权的所有权即被视为从转让方转到受让方。

The Parties hereto agree that, once the Approving Authority has approved the Agreement, the ownership of the Target Equity is transferred or deemed transferred from the Transferor to the Transferee.

3.5           受3.4条规定的内容的约束，自生效日起，受让方应根据经审批机关批准的目标公司的合作合同和章程，享有相应的权利和承担相应的义务。

Subject to Section 3.4, from the Effective Date, the Transferee is entitled to exercise rights and assume responsibilities under the Contractual Joint Venture Contract and Articles of Associations of the Target Company, which are to be approved by the Approving Authority.

第四条 陈述与保证

Article Four	Representations and Warranties

4.1           在本协议签署之日以及生效日，转让方向受让方陈述并保证如下：

As of the date the Agreement is signed and on the Effective Date, the Transferor represents and warrants as follows:

(a)          转让方有权进行本协议规定的交易，并已采取所有必要的公司和法律行为授权签订和履行本协议;

The Transferor has full power for the transaction contemplated herein, and has all necessary corporate authorization to execute the Agreement and perform the obligations hereunder;

(b)          转让方在本协议的签订日，合法拥有目标股权及对其进行处置的权利。

On the date the Agreement is executed, the Transferor lawfully owns the Target Equity and has legal rights to dispose of it.

4.2           在本协议签署之日以及生效日，受让方向转让方陈述并保证如下：

As of the date the Agreement is signed and on the Effective Date, the Transferee represents and warrants as follows:

(a)          受让方有权进行本协议规定的交易，并已采取所有必要的公司和法律行为授权签订和履行本协议：

The Transferee has full power for the transaction contemplated herein, and has all necessary corporate authorization to execute the Agreement and perform the obligations hereunder:

(b)          受让方用于支付转让价款的资金来源合法。

The Transfer Price comes from legal funding resource.

第五条 费用

Article Five	Fees and Expenditures

5.1           受让方将承担按本协议规定支付转让价款的所有银行费用和其他相关费用。

The Transferee shall bear all the bank fees and expenditures in connection with the transaction contemplated herein.

3

5.2           与目标股权转让有关的登记费用由目标公司承担。

The Target Company shall bear all the fees and expenditure for registration of the joint venture interest transfer.

5.3           因目标股权的转让而发生的适用中国法项下税款（“中国税款”）应按中国有关适用法律规定办理，且且每一方应负担50%的中国税款。除中国税款之外，每一方应承担其各自因目标股权转让而产生的100%的税款。

Tax in connection with the Target Equity transfer under the applicable laws of the PRC (“PRC Taxes”) shall be paid in accordance with the applicable laws of the PRC, and each party shall be responsible for 50% of PRC Taxes. Except for PRC Taxes, each party shall be responsible for 100% of their own taxes incurred as a result of the transfer of the Target Equity.

第六条 违约责任

Article Six	Liabilities for Breach of the Agreement

双方同意，如果一方违反其在本协议中所作的陈述或保证，致使另一方遭受任何损失，违约方须赔偿守约方的所有直接损失。

The parties agree that if one party breaches any of its representations and warranties it makes herein thus causes losses to the other party, it is liable for compensation for the direct losses that the other party suffers.

第七条 效力

Article Seven	Effectiveness

本协议将提交审批机关批准并自审批机关批准之日生效（“生效日”）。

The Agreement shall be submitted to the Approving Authority for ratification. The date the Approving Authority issues the approval is the day the Agreement becomes effective ("Effective Day").

第八条 适用法律

Article Eight	Governing Law

本协议及其所依据之相关文件的成立、有效性、履行和权利义务关系，应该适用中华人民共和国（仅为本协议之目的，不包括香港特别行政区、澳门特别行政区和台湾）的法律进行解释。

The formation, validity, performance of, and rights and obligations under this Agreement, shall be governed by and construed in accordance with the laws of the People’s Republic of China, which for the purpose of this Agreement, does not include the Special Administrative Regions of Hong Kong and Macau, and Taiwan (the “PRC”).

第九条 争议的解决

Article Nine	Disputes Settlement

由本协议产生或与之相关的任何争议或纠纷应在中国北京由中国国际经济贸易仲裁委员会(“贸仲”)依照申请仲裁时有效的贸仲仲裁规则通过仲裁解决。仲裁地点为北京。每一方在此放弃每该一方享有的在法院通过陪审团和/或法官解决任何该等争议的所有权利。仲裁员有权在该等争议或纠纷中批准禁令或其他救济措施。仲裁员的决定应具有终局性、决定性，并对双方具有约束力。任何拥有适当管辖权的法院可基于仲裁员的决定形成判决。任何该等仲裁程序的各方应各自按比例支付该等仲裁的成本和支出，并应各自单独支付其律师费用和支出。

Any dispute or controversy arising out of this Agreement shall be settled by arbitration before the China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with CIETAC’s arbitration rules in effect at the time of applying for arbitration. The place for arbitration shall be Beijing. Each party hereto waives all rights it has to resolve any such dispute in court before a jury and/or judge. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the Parties. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction. The parties to any such arbitration proceeding shall each pay their pro-rata share of the costs and expenses of such arbitration, and each shall separately pay its respective counsel fees and expenses.

4

第十条 其他事项

Article Ten	Miscellaneous

10.1         对本协议所作的任何修改必须采用书面形式，由双方合法授权代表签署并报审批机关批准。

Any amendment to the Agreement must be made in writing, signed by the duly authorized representatives of the Parties and approved by the Approving Authority.

10.2         协议双方应对本协议所涉及的对方的商业资料予以保密，该等保密义务在本协议履行完毕后5年内仍然有效。

The Parties must keep strictly confidential all the business materials concerning the other party. Such obligation shall remain for the parties five years after the transaction is completed.

10.3         在本协议有效期内，一方就另一方的任何违约或迟延履约而给予的延期，不得影响、损害或限制守约方在本协议项下及作为债权人根据有关法律法规所拥有的任何权利，不得视为守约方放弃对违约方的违约行为进行追究的权利，也不构成守约方放弃对应约方今后类似的违约行为迸行追究的权利。

Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.4         本协议以中文和英文书就，一式六份，转让方和受让方各持一份，一份送目标公司中国合作方泰安城市煤气设备安装有限责任公司审阅，其余二份报送审批机关。

The Agreement is made in Chinese and English in six (6) copies, one copy for the Transferor, one for the Transferee and one for Taian Urban Gas Equipment & lnstallation Co., Ltd. for their review and opinion, and the other three copies are to be submitted to the Approving Authority.

【签字页附后】

[Signature Page Follows]

5

转让方：美国WPCS 国际公司

Transferor: WPCS International Incorporated

代表人签名： Sebastian Giordano           职务：代理首席执行官

By: Sebastian Giordano, Interim Chief Executive Officer

受让方：加拿大濠森海岸资金管理有限公司

Transferee: Halcyon Coast Investment (Canada) Ltd.

代表人签名：Hai Zheng	职务：总经理

By: Hai Zheng, General Manager